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Exhibit 1.1

PACIFIC ENERGY PARTNERS, L.P.

4,550,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

September 8, 2005

Lehman Brothers Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
RBC Capital Markets Corporation
Raymond James and Associates, Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.

c/o
Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

c/o
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

        Pacific Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), proposes to sell (the "Offering") to the several underwriters named in Schedule 1 hereto (the "Underwriters") 4,550,000 Common Units (the "Firm Units"), each representing a limited partner interest in the Partnership (the "Common Units"). Lehman Brothers Inc. and Citigroup Global Markets Inc. are the representatives of the several Underwriters (the "Representatives"). The Partnership also proposes to grant to the Underwriters an option to purchase up to 682,500 additional Common Units on the terms set forth in Section 3 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units."

        Pacific Energy Management LLC, a Delaware limited liability company ("PEM"), serves as the sole general partner of Pacific Energy GP, LP, a Delaware limited partnership (the "General Partner") which serves as the sole general partner of the Partnership. The Partnership is the sole member of PEG Canada GP LLC, a Delaware limited liability company ("Canada GP"), and Pacific Energy Group LLC, a Delaware limited liability company (the "U.S. Operating Company"). The U.S. Operating Company is the sole member of each of Pacific Terminals LLC, a Delaware limited liability company ("Pacific Terminals"), Pacific Pipeline System LLC, a Delaware limited liability company ("PPS"), Pacific Marketing and Transportation LLC, a Delaware limited liability company ("PMT"), Rocky Mountain Pipeline System LLC, a Delaware limited liability company ("RMPS"), Ranch Pipeline LLC, a Delaware limited liability company ("RPL") and Pacific Atlantic Terminals LLC, a Delaware limited liability company ("PAT"). Pacific Terminals, PPS, PMT, RMPS, RPL and PAT are collectively referred to herein as the "U.S. Operating Subsidiaries." Canada GP is the sole general partner of PEG Canada, L.P., a Delaware limited partnership (the "Canadian Operating Company"), and the Partnership is the sole limited partner of the Canadian Operating Company. The Canadian Operating Company owns 100% of the issued and outstanding common shares of each of (i) Rangeland Pipeline Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia ("Rangeland Pipeline"), which owns 100% of Aurora Pipeline Company Ltd., a corporation incorporated pursuant to the laws of Canada ("Aurora"), and an 80.63% partnership interest in Rangeland Pipeline Partnership, a general partnership formed under the laws of the Province of Alberta ("Rangeland Partnership"); (ii) Rangeland Northern Pipeline Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia ("RNPC"), which owns a 19.37% partnership interest in Rangeland Partnership, and (iii) Rangeland Marketing Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia ("RMC"). Rangeland Pipeline, Aurora, Rangeland Partnership, RNPC and RMC are collectively referred to herein as the "Canadian Operating Subsidiaries."

        The Partnership, the U.S. Operating Company, Canada GP and the Canadian Operating Company are collectively referred to herein as the "Partnership Parties," and the Partnership Parties, PEM, the General Partner, the U.S. Operating Subsidiaries and the Canadian Operating Subsidiaries are collectively referred to herein as the "Pacific Entities."

        This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

        1.    Representations, Warranties and Agreements of the Partnership Parties.    Each of the Partnership Parties jointly and severally, represents and warrants to, and agrees with, each Underwriter that:

        (a)    Requirements under the Act.    The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule 2 hereto) on Form S-3, including a related base prospectus, for registration under the Act of, among other things, the offering and sale of the Units. The Partnership may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Units in accordance with Rules 430A and 424(b) or (2) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act.

        (b)    No Material Misstatements or Omissions.    On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3) and on any Option Closing Date (as defined in Section 3), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

        (c)    Formation and Qualification of the Partnership, General Partner and Canadian Operating Company.    Each of the Partnership, the General Partner and the Canadian Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware LP Act"), with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Final Prospectus. The General Partner has all necessary partnership power and authority to act as general partner of the Partnership. Each of the Partnership, the General Partner and the Canadian Operating Company is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Pacific Entities taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (d)    Formation and Qualification of PEM, the U.S. Operating Company, Canada GP and the U.S. Operating Subsidiaries.    Each of PEM, the U.S. Operating Company, Canada GP and the U.S. Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, as amended (the "Delaware LLC Act"), with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Final Prospectus. PEM has all necessary limited liability company power and authority to act as general partner of the General Partner. Canada GP has all necessary limited liability company power and authority to act as general partner of the Canadian Operating Company. Each of PEM, the U.S. Operating Company, Canada GP, and the U.S. Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (e)    Formation and Qualification of the Canadian Operating Subsidiaries.    Each of the Canadian Operating Subsidiaries has been duly formed and is validly existing and in good standing under the laws of Nova Scotia, Alberta, or Canada, as applicable, with full power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each of the Canadian Operating Subsidiaries is duly registered or qualified as an extra-provincial organization for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (f)    Ownership of General Partner.    PEM is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership dated March 3, 2005, as the same may be amended prior to the Closing Date (the "General Partner Partnership Agreement"); and PEM owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in the General Partner Partnership Agreement), security interests, equities, charges or claims.

        (g)    Ownership of General Partner Interests.    The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership dated July 26, 2002, as amended to date by Amendment No. 1 effective as of August 1, 2003, Amendment No. 2 effective as of January 27, 2004 and Amendment No. 3 effective as of March 26, 2004, as the same may be amended prior to the Closing Date (the "Partnership Agreement"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.6 of the Partnership Agreement), security interests, equities, charges or claims.

        (h)    Valid Issuance of Outstanding Limited Partner Interests.    As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 21,916,431 Common Units, 7,848,750 subordinated units representing subordinated limited partner interests in the Partnership ("Subordinated Units") and the Incentive Distribution Rights, as defined in the Partnership Agreement (the "Incentive Distribution Rights"). All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption "Description of Our Common Units—Limited Liability").

        (i)    Ownership of the Incentive Distribution Rights.    As of the date hereof, the General Partner is the record owner of all of the Incentive Distribution Rights, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement), security interests, equities, charges or claims.

        (j)    Ownership of the Sponsor Units.    As of the date hereof, LB Pacific, LP a Delaware limited partnership, is the record owner of 7,848,750 Subordinated Units.

        (k)    Valid Issuance of the Units.    At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption "Description of Our Common Units—Limited Liability").

        (l)    Ownership of the U.S. Operating Company and Canada GP.    The Partnership owns a 100% membership interest in the U.S. Operating Company and Canada GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of the U.S. Operating Company and Canada GP, as amended to date (the "U.S. and Canada LLC Agreements"), and are fully paid (to the extent required under the U.S. and Canada LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the bank credit facility of the U.S. Operating Company (the "U.S. Credit Facility").

        (m)    Ownership of the Canadian Operating Company.    The Partnership owns a 99.999% limited partner interest in the Canadian Operating Company. Such limited partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Canadian Operating Company, as amended to date (the "Canadian OpCo Partnership Agreement"), and is fully paid (to the extent required under the Canadian OpCo Partnership Agreement); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the U.S. Credit Facility. Canada GP owns a .001% general partner interest in the Canadian Operating Company; such general partner interest has been duly authorized and validly issued in accordance with the Canadian OpCo Partnership Agreement; and Canada GP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the U.S. Credit Facility.

        (n)    Ownership of the U.S. Operating Subsidiaries.    The U.S. Operating Company owns a 100% membership interest in each of the U.S. Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of the U.S. Operating Subsidiaries, as amended to date (the "U.S. Operating Subsidiaries LLC Agreements"), and are fully paid (to the extent required under the U.S. Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the U.S. Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the U.S. Credit Facility.

        (o)    Ownership of Rangeland Pipeline, RNPC and RMC.    The Canadian Operating Company owns 100% of the issued and outstanding capital stock of each of Rangeland Pipeline, RNPC and RMC; such capital stock has been duly authorized and validly issued in accordance with the memorandum and articles of association of Rangeland Pipeline, RNPC and RMC and is fully paid and nonassessable (except as such nonassessability may be affected by The Companies Act (Nova Scotia)); the Canadian Operating Company owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Cdn $100 million bank credit facility of Rangeland Pipeline (the "Canadian Credit Facility").

        (p)    Ownership of Aurora.    Rangeland Pipeline owns 100% of the issued and outstanding common shares of Aurora; such common shares have been duly authorized and validly issued in accordance with the articles of incorporation and bylaws of Aurora and are fully paid and nonassessable; Rangeland Pipeline owns such common shares free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Canadian Credit Facility.

        (q)    Ownership of Rangeland Partnership.    RNPC owns a 19.37% partnership interest in Rangeland Partnership, and Rangeland Pipeline owns an 80.63% partnership interest in Rangeland Partnership; such partnership interests have been duly created and validly issued in accordance with the Rangeland Partnership Agreement; the partnership interests are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Canadian Credit Facility.

        (r)    Enforceability of the Valero Sale and Purchase Agreement.    The U.S. Operating Company has the limited liability company power and authority to enter into the Sale and Purchase Agreement dated as of July 1, 2005, by and among Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., Shore Terminals LLC, and the U.S. Operating Company (the "Valero Sale and Purchase Agreement") and all transactions contemplated thereby and to carry out its obligations thereunder. The Valero Sale and Purchase Agreement has been duly authorized, validly executed and delivered by the U.S. Operating Company and is a valid and legally binding agreement of the U.S. Operating Company, enforceable against it in accordance with its terms, except as such enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (s)    Assets and Liabilities of PAT.    PAT has no assets and no liabilities, except for any assets acquired or liabilities incurred in the ordinary course of business since their formation.

        (t)    Ownership of Securities.    Other than (i) the Partnership's ownership of 100% of the issued and outstanding common stock of Pacific Energy Finance Corporation, a Delaware corporation, (ii) the Partnership's ownership of a 100% membership interest in the U.S. Operating Company, a 100% membership interest in Canada GP and its 99.999% limited partner interest in the Canadian Operating Company; (iii) the U.S. Operating Company's ownership of a 100% membership interest in each of the U.S. Operating Subsidiaries; (iv) the Canadian Operating Company's ownership of 100% of the issued and outstanding capital stock of Rangeland Pipeline, RNPC and RMC, (v) Rangeland Pipelines' ownership of 100% of the issued and outstanding common shares of Aurora; (vi) RNPC's ownership of a 19.37% partnership interest in Rangeland Partnership and Rangeland Pipeline's ownership of an 80.63% partnership interest in Rangeland Partnership; and (vii) Canada GP's .001% general partner interest in the Canadian Operating Company, none of the Partnership, the U.S. Operating Company, Canada GP or the Canadian Operating Company will own at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than (A) RPL's ownership interest in Frontier Pipeline Company, (B) the U.S. Operating Company's ownership of a note made by PPS in the original principal amount of $176,400,000, and (C) the U.S. Operating Company's ownership of a note made by Pacific Terminals in the original principal amount of $100,000,000 and (D) certain other intercompany indebtedness between and among the Canadian Operating Company and its subsidiaries. Other than its ownership of its partnership interests in the Partnership, the General Partner will not own at the Closing Date and Option Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

        (u)    Acquisition Financials.    No financial statements related to the pending acquisition of the Valero Assets are required to be included in the Final Prospectus pursuant to Section 3-05 of Regulation S-X of the Act.

        (v)    No Preemptive Rights, Registration Rights or Options.    Except for the restrictions on transfer of the shares of capital stock or partnership interests, as applicable, set forth in the Organizational Documents (as defined below) of the Canadian Operating Subsidiaries, and except as described in the Final Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or any shares of any of the Pacific Entities, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate of incorporation or bylaws or other organizational documents of any of the Pacific Entities (collectively, the "Organizational Documents"), or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound except for the right of first offer with respect to RPL. Except for such rights that have been waived, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. Except as described in the Final Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests or shares of any of the Pacific Entities.

        (w)    Authority and Authorization.    The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery by the Partnership of the Units contemplated by this Agreement shall have been validly taken.

        (x)    Authorization to Execute this Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the Partnership Parties.

        (y)    Conformity of Securities to Description in Final Prospectus.    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

        (z)    Enforceability of Other Agreements.    At or before the Closing Date:

          (i)    the General Partner Partnership Agreement has been duly authorized, executed and delivered by PEM and is a valid and legally binding agreement of PEM, enforceable against PEM in accordance with its terms;

          (ii)   the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

          (iii)  the Canadian OpCo Partnership Agreement has been duly authorized, executed and delivered by the Partnership and Canada GP and is a valid and legally binding agreement of the Partnership and Canada GP and is enforceable against each of them in accordance with its terms;

          (iv)  the U.S. and Canada LLC Agreements have been duly authorized, executed and delivered by the Partnership and are valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with their terms; and

          (v)   each of the U.S. Operating Subsidiaries LLC Agreements has been duly authorized, executed and delivered by the U.S. Operating Company and is a valid and legally binding agreement of the U.S. Operating Company, enforceable against the U.S. Operating Company in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(z), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner Partnership Agreement, Partnership Agreement, the U.S. and Canada LLC Agreements and the U.S. Operating Subsidiaries LLC Agreements are hereinafter collectively referred to as the "Operative Agreements."

        (aa)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation by the Partnership Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Pacific Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Pacific Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Pacific Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Pacific Entities, which conflicts, breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

        (bb)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the Pacific Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated by this Agreement except (i) for such consents required under the Act, the Exchange Act, and state securities or "Blue Sky" laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and would not materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement, and (iv) as disclosed in the Final Prospectus.

        (cc)    No Default.    None of the Pacific Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) breach of, default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement. To the knowledge of the Partnership Parties no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Pacific Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

        (dd)    Independent Public Accountants.    The accountants, KPMG LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Partnership and the General Partner as required by the Act.

        (ee)    Transfer Taxes.    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Pacific Entities in connection with the execution and delivery by the Partnership Parties of this Agreement or the issuance or sale by the Partnership of the Units to the Underwriters.

        (ff)    Financial Statements.    At December 31, 2004, the Partnership had, as indicated in the Final Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical financial and operating data set forth in the Final Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited financial statements from which it has been derived.

        (gg)    No Material Adverse Change.    None of the Pacific Entities has sustained since the date of the latest financial statements included in the Registration Statement and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final Prospectus. Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Pacific Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Pacific Entities, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Pacific Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the condition (financial or otherwise), business, assets or results of operations of the Pacific Entities, taken as a whole.

        (hh)    No Distribution of Other Offering Materials.    None of the Pacific Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134.

        (ii)    Title to Properties.    The U.S. Operating Company and the U.S. Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Final Prospectus as owned by the U.S. Operating Company and the U.S. Operating Subsidiaries, free and clear of all (i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by the U.S. Operating Company or any of the U.S. Operating Subsidiaries or (ii) other claims and other encumbrances (other than liens or security interests) except (1) as described, and subject to the limitations contained, in the Registration Statement and the Final Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Registration Statement and Final Prospectus; provided that with respect to any interest in real property held by the U.S. Operating Company or any of the U.S. Operating Subsidiaries pursuant to a lease, to the knowledge of the Partnership Parties such lease is a valid and legally binding agreement of such other party or parties thereto, enforceable against such other party or parties in accordance with its terms, except (A) to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and provided further that any indemnity, contribution and exoneration provisions contained in any such lease may be limited by applicable laws and public policy and (B) for such exceptions as do not materially interfere with the use of such leased interests in real property taken as a whole as they are currently used and are proposed to be used in the future as described in the Final Prospectus.

        (jj)    Rights-of-Way.    Each of the Pacific Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Final Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Final Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Pacific Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted, and (ii) such rights-of-way the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Final Prospectus, each of the Pacific Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not (x) have a material adverse effect upon the ability of the Pacific Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted or (y) individually or in the aggregate, result in a Material Adverse Effect; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Pacific Entities, taken as a whole.

        (kk)    Permits.    Each of the Pacific Entities has such consents (as defined above), licenses, franchises and certificates of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and except for such permits that are of a routine or administrative nature and that are expected in the reasonable judgment of the General Partner to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the Pacific Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Final Prospectus and no event has occurred that would prevent such permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

        (ll)    Books and Records.    The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (mm)    Tax Returns.    Each of the Pacific Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

        (nn)    Investment Company/Public Utility Holding Company.    None of the Pacific Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

        (oo)    Environmental Compliance.    Except as described in the Final Prospectus, the Pacific Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

        (pp)    No Labor Dispute.    No labor problem or dispute with the employees of the Pacific Entities exists or, to the knowledge of the Pacific Entities, is threatened or imminent and, to the knowledge of the Pacific Entities, there is no existing or imminent labor disturbance by the employees of any Pacific Entities' principal suppliers, contractors or customers, in each case that would have a Material Adverse Effect.

        (qq)    Insurance.    The Pacific Entities maintain insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Pacific Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date. The Pacific Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any of the Pacific Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except that AIG has denied coverage for losses associated with the March 2005 Line 63 release into Pyramid Lake under the Partnership Entities' general liability policy.

        (rr)    Market Stabilization.    The Pacific Entities have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

        (ss)    Litigation.    Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties threatened, to which any of the Pacific Entities is or, to the knowledge of the Partnership Parties may be a party or to which the business or property of any of the Pacific Entities is or, to the knowledge of the Partnership Parties may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Partnership Parties that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Pacific Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

        (tt)    NYSE Listing.    The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

        Any certificate signed by any officer of any Partnership Parties and delivered to the Underwriters or to counsel for the Underwriters pursuant to Section 6 of this Agreement shall be deemed a representation and warranty by such Partnership Parties, as to matters covered thereby, to each Underwriter.

        2.    Purchase and Sale of the Units.    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell 4,550,000 Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $30.64 per Unit, the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto. The Partnership's obligation to deliver any of the Firm Units is conditioned upon payment for all of the Firm Units to be purchased as provided herein.

        (b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership grants to the Underwriters an option to purchase, severally and not jointly, up to 682,500 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the aggregate number of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

        3.    Delivery of and Payment for the Units.    Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule 2 hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Partnership shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery of any payment for the Firm Units being herein called the "Closing Date.") Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units shall be made through the facilities of The Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Vinson & Elkins L.L.P., New York City, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) (the "Option Closing Date") for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If the Option Closing Date for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

        5.    Agreements.    Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

        (a)    Preparation of Prospectus and Registration Statement.    The Partnership will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendments thereof, to become effective. Prior to the termination of the offering of the Units, the Partnership and the General Partner will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership and the General Partner will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the Offering, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (b)    Filing of Amendment or Supplement.    If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Partnership promptly will (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

        (c)    Reports to Unitholders.    As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

        (d)    Signed Copies of the Registration Statement.    The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request.

        (e)    Qualification of Securities.    The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such U.S. jurisdictions as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business or to subject itself to taxation in any jurisdiction where it is not now so qualified or subject to taxation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.

        (f)    Lock-up Period; Lock-up Letters.    The Partnership Parties will not, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule 2 hereto, except for (i) the grant of restricted units or options to purchase Common Units under the General Partner's Long-Term Incentive Plan (as such plan may be amended at any time and from time to time), (ii) the issuance of Common Units pursuant to Section 5.7(b) of the Partnership Agreement if the recipient of such Common Units agrees in writing not to dispose of such Common Units until the Business Day set forth on Schedule 2 hereto, (iii) the pledge of Common Units, or any securities convertible into, or exercisable, or exchangeable for, Common Units, pursuant to a bona fide loan without any requirement that the pledgee agree to be bound by the provisions of this Section 5(f) and (iv) the transfer of Common Units, or any securities convertible into, or exercisable, or exchangeable for, Common Units to an affiliate of the General Partner provided that the affiliate agrees to be bound by the provisions of this Section 5(f).

        (g)    Price Manipulation.    The Partnership Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

        (h)    Expenses.    The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings) in connection with its review of the Offering; (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that except as provided in this Section 5(h) and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

        (i)    Use of Proceeds.    The Pacific Entities will use the net proceeds received by them from the sale of the Units in the manner specified in the Final Prospectus under "Use of Proceeds."

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

        (a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 9:30 A.M. New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

        (b)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c)   The Partnership shall have requested and caused Vinson & Elkins, L.L.P., counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

          (i)    Formation and Qualification of the Partnership, General Partner and Canadian Operating Company.    Each of the Partnership, the General Partner and the Canadian Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Final Prospectus. The General Partner has all necessary partnership power and authority to act as general partner of the Partnership. Each of the Partnership, the General Partner and the Canadian Operating Company is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

          (ii)    Formation and Qualification of PEM, the U.S. Operating Company, Canada GP and the U.S. Operating Subsidiaries.    Each of PEM, the U.S. Operating Company, Canada GP and each U.S. Operating Subsidiary has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Final Prospectus. PEM has all necessary limited liability company power and authority to act as general partner of the General Partner. Canada GP has all necessary limited liability company power and authority to act as general partner of the Canadian Operating Company. Each of PEM, the U.S. Operating Company, Canada GP and each U.S. Operating Subsidiary is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

          (iii)    Ownership of General Partner.    PEM is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement.

          (iv)    Ownership of the General Partner Interest in the Partnership.    The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (v)    Valid Issuance of Outstanding Limited Partner Interests.    All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption "Description of Our Common Units—Limited Liability"); and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (vi)    Valid Issuance of the Firm Units.    The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption "Description of Our Common Units—Limited Liability").

          (vii)    Ownership of the U.S. Operating Company and Canada GP.    The Partnership owns a 100% membership interest in the U.S. Operating Company and Canada GP; such membership interests have been duly authorized and validly issued in accordance with the U.S. and Canada LLC Agreements and are fully paid (to the extent required under the U.S. and Canada LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising in connection with the U.S. Credit Facility.

          (viii)    Ownership of the Canadian Operating Company.    The Partnership owns a 99.999% limited partner interest in the Canadian Operating Company. Such limited partner interest has been duly authorized and validly issued in accordance with the Canadian OpCo Partnership Agreement, and is fully paid (to the extent required under the Canadian OpCo Partnership Agreement); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising in connection with the U.S. Credit Facility. Canada GP owns a .001% general partner interest in the Canadian Operating Company; such general partner interest has been duly authorized and validly issued in accordance with the Canadian OpCo Partnership Agreement; and Canada GP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Canada GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising in connection with the U.S. Credit Facility.

          (ix)    Ownership of the U.S. Operating Subsidiaries.    The U.S. Operating Company owns a 100% membership interest in each of the U.S. Operating Subsidiaries; such member interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries LLC Agreements and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the U.S. Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the U.S. Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising in connection with the U.S. Credit Facility.

          (x)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Final Prospectus and except for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership, the General Partner or the Canadian Operating Company or (ii) any membership interests in the U.S. Operating Company, Canada GP or any U.S. Operating Subsidiary, in each case pursuant to the Organizational Documents of such entity except for the right of first offer with respect to RPL. To the knowledge of such counsel and except as described in the Final Prospectus and the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To the knowledge of such counsel and except as described in the Final Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership, the General Partner or the Canadian Operating Company or (B) any membership interests in PEM, the U.S. Operating Company, Canada GP or the U.S. Operating Subsidiaries.

          (xi)    Authority and Authorization.    The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, partners or members pursuant to the Delaware General Corporation Law, as amended (the "DGCL"), the Delaware LP Act or the Delaware LLC Act, respectively, for the authorization, issuance, sale and delivery by the Partnership of the Units has been validly taken.

          (xii)    Due Execution and Delivery of the Underwriting Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

          (xiii)    Enforceability of Operative Agreements.    Each of the Operative Agreements has been duly authorized, executed and delivered by the Partnership Parties and the U.S. Operating Subsidiaries parties thereto and constitutes a valid and legally binding obligation of the Partnership Parties and the U.S. Operating Subsidiaries parties thereto, enforceable against each such Partnership Party and the U.S. Operating Subsidiary in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, including relating to indemnification and contribution, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

          (xiv)    Enforceability of the Valero Sale and Purchase Agreement.    The U.S. Operating Company has the limited liability company power and authority to enter into the Valero Sale and Purchase Agreement and all transactions contemplated thereby and to carry out its obligations thereunder. The Valero Sale and Purchase Agreement has been duly authorized, validly executed and delivered by the U.S. Operating Company and is a valid and legally binding agreement of the U.S. Operating Company enforceable against it in accordance with its terms, except as such enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xv)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation by the Partnership Parties of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents of the Partnership Parties or the U.S. Operating Subsidiaries, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any agreement governed by Delaware or New York law filed as an exhibit to the Registration Statement or filed or incorporated by reference as an exhibit to the Partnership's annual report on Form 10-K for the year ended December 31, 2004 and any applicable current reports of the Partnership on Form 8-K filed with the Commission since December 31, 2004, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties or the U.S. Operating Subsidiaries, which breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Parties and the U.S. Operating Subsidiaries taken as a whole.

          (xvi)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion.

          (xvii)    Accuracy of Statements.    The statements in the Registration Statement and Final Prospectus under the captions "Cash Distributions," "Description of Our Common Units," "Description of our Partnership Agreement" and "Investment in Us by Employee Benefit Plans," insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Units conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus under the captions "Summary—The Offering," "Cash Distributions," "Description of Our Common Units," and "Description of Our Partnership Agreement."

          (xviii)    Tax Opinion.    The opinion of Vinson & Elkins L.L.P. that will be filed as Exhibit 8.1 to a Current Report on Form 8-K is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (xix)    Effectiveness of Registration Statement.    The Registration Statement was declared effective under the Act on August 8, 2003; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

          (xx)    Compliance as to Form.    The Registration Statement and the Final Prospectus (except for the financial statements and the notes and the schedules thereto and the auditor's report thereon, and the other financial, statistical and accounting data included in the Registration Statement or the Final Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

          (xxi)    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Pacific Entities or to which any of the Pacific Entities is a party or to which any of their respective properties is subject that are required to be described in the Final Prospectus by the Act but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus by the Act or to be filed by the Act as exhibits to the Registration Statement that are not described or filed as required by the Act.

          (xxii)    Investment Company/Public Utility Holding Company.    None of the Partnership Parties or the U.S. Operating Subsidiaries is (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Pacific Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in paragraph (xvii) of the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and the U.S. Operating Subsidiaries and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, and the contract law of the State of New York, and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership Parties and the U.S. Operating Subsidiaries may be subject.

        (d)   The Partnership shall have requested and caused Lynn T. Wood, counsel for the Partnership, to have furnished to you his written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, to the effect that:

          (i)    Ownership of General Partner.    PEM owns a 0.1% general partner interest in the General Partner free and clear of all liens, encumbrances (except for restrictions on transferability described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (ii)    No Preemptive Rights.    Except as described in the Final Prospectus and except for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (i) any limited partner interests of the Partnership, the General Partner or the Canadian Operating Company, or (ii) any membership interests in PEM, the U.S. Operating Company, Canada GP, any U.S. Operating Subsidiary or any Canadian Operating Subsidiary in each case pursuant to any agreement or instrument known to such counsel (other than the Organizational Documents of the Pacific Entities) to which the Pacific Entities are a party or by which any of them may be bound except for the right of first offer with respect to RPL.

          (iii)    No Conflicts with Pacific Entities.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated hereby (i) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel to which any Pacific Entity is a party or by which any of its properties may be bound (other than any agreement governed by Delaware or New York law filed as an exhibit to the Registration Statement or filed or incorporated by reference as an exhibit to the Partnership's annual report on Form 10-K for the year ended December 31, 2004 and any applicable current reports of the Partnership on Form 8-K filed with the Commission since December 31, 2004), or (ii) violates or will violate any order, judgment, decree or injunction known to such counsel of any federal, California or Delaware court or government agency or body directed specifically to a Pacific Entity or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations or defaults would, individually or in the aggregate, have a Material Adverse Effect.

          (iv)    No Default.    To the knowledge of such counsel, none of the Partnership Parties or the U.S. Operating Subsidiaries is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) except with respect to third party consents to transfer or assign rights pursuant to easements, franchises or permits that are of a routine or administrative nature, which consents are expected in the reasonable judgment of the General Partner to be obtained, as necessary in the ordinary course of business, breach or default under (and, to the knowledge of such counsel, there does not exist an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Parties and the U.S. Operating Subsidiaries, taken as a whole, or would materially impair the ability of any of the Partnership Parties and the U.S. Operating Subsidiaries to perform their obligations under this Agreement.

          (v)    Permits.    To the knowledge of such counsel after due inquiry, each of the Partnership Parties and the U.S. Operating Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of federal, Utah, Colorado, Montana and California governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Final Prospectus and except for any permits that are of a routine or administrative nature and that are expected in the reasonable judgment of the General Partner to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; and, to the knowledge of such counsel after due inquiry, none of the Partnership Parties or the U.S. Operating Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Final Prospectus.

          (vi)    Litigation.    Except as described in the Final Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Pacific Entities or to which any of the Pacific Entities is a party or to which any of their respective properties is subject, which is reasonably likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Pacific Entities, taken as a whole.

          (vii)    Ownership of Rangeland Pipeline, RNPC and RMC.    The Canadian Operating Company is the registered holder of 100% of the common shares of each of Rangeland Pipeline, RNPC and RMC free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Canadian Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or in connection with the Canadian Credit Facility.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Pacific Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Pacific Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, and (C) state that such opinions are limited to federal laws and the DGCL, the Delaware LP Act and the Delaware LLC Act.

        (e)   The Partnership shall have requested and caused Bennett Jones LLP, counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

          (i)    Formation of the Canadian Operating Subsidiaries.    Aurora has been duly incorporated and is validly existing under the laws of Canada and has the corporate power and capacity to own or lease its property and to conduct its business as currently conducted by it. Each of RPC, RMC and RNPC has been duly incorporated and is validly existing and in good standing (as to payment of annual fees and filing of annual returns) under the laws of the Province of Nova Scotia and has the corporate power and capacity to carry on the business and to own the properties, described in the Officer's Certificate applicable to it. The Rangeland Partnership has been duly formed and is a validly subsisting general partnership under the laws of the Province of Alberta. Each of the Canadian Operating Subsidiaries (other than the Rangeland Partnership) is duly registered or qualified as an extra-provincial corporation for the transaction of business under the laws of the Province of Alberta.

          (ii)    Ownership of RPC, RMC and RNPC.    The Canadian Operating Company is the registered holder of all of the issued and outstanding capital stock of RPC, RMC and RNPC; such capital stock has been duly authorized and validly issued in accordance with the Organizational Documents of RPC, RMC or RNPC (as the case may be); and is fully paid and non-assessable (except as non-assessability may be affected by the Companies Act (Nova Scotia)).

          (iii)    Ownership of Aurora.    RPC is the registered holder of all of the issued and outstanding common shares of Aurora.

          (iv)    Ownership Rangeland Partnership.    RNPC owns a 19.37% partnership interest in the Rangeland Partnership and RPC owns an 80.63% partnership interest in the Rangeland Partnership; such partnership interests have been duly created and validly issued in accordance with the Rangeland Partnership Agreement.

          (v)    No Preemptive Rights, Registration Rights or Options.    Except for restrictions on transfer of shares without directors' approval contained in the Organizational Documents of the Canadian Operating Subsidiaries, except as described in the Final Prospectus and except for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any shares of capital stock or partnership interests, as applicable, of the Canadian Operating Subsidiaries pursuant to the Organizational Documents of such entity. The corporate or partnership records of the Canadian Operating Subsidiaries do not disclose any outstanding options or warrants to purchase any shares of capital stock or partnership interests, as applicable, of the Canadian Operating Subsidiaries.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Pacific Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to Canadian federal and provincial laws, and (D) rely upon the opinion of Stewart McKelvey Stirling Scales with respect to Nova Scotia law.

        (f)    The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (g)   The Partnership shall have furnished to the Underwriters a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner dated the Closing Date and the Option Closing Date, if applicable and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

          (i)    the representations and warranties of the Partnership Parties in this Agreement are true and correct in all material respects except to the extent otherwise qualified with respect to materiality or Material Adverse Effect on and as of the Closing Date and the Option Closing Date, if applicable, with the same effect as if made on the Closing Date and the Option Closing Date, if applicable, and each of the Partnership Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and the Option Closing Date, if applicable, in all material respects;

          (ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened; and

          (iii)  since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or assets of the Pacific Entities, taken as a whole, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

        (h)   The Partnership shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the Execution Time, at the Closing Date, and the Option Closing Date, if applicable, letters dated respectively as of the Execution Time, the Closing Date, and the Option Closing Date, if applicable, in form and substance reasonably satisfactory to the Underwriters.

        (i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or assets of the Pacific Entities taken as a whole, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

        (j)    Prior to the Closing Date, the Pacific Entities shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

        (k)   The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.

        (l)    At the Execution Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from the executive officers and directors of the General Partner addressed to the Underwriters.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

        7.    Reimbursement of Underwriters' Expenses.    If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

        8.    Indemnification and Contribution.

        (a)   The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or any untrue statement or alleged untrue statement of a material fact contained in any materials or information (considered together with the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus) provided to investors by, or with the written approval of, the Partnership in connection with the marketing of the offering of the Units, including any road show or investor presentations made to investors by the Partnership (whether in person or electronically); provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter specifically for inclusion therein; provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission in or from any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or director, officer, employee, agent or controlling person thereof) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership Parties have previously furnished copies of the Final Prospectus to the Representatives (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission in or from the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

        (b)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of their directors and officers, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership Parties by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the paragraph related to concessions and reallowances, (iii) the paragraph related to release of lockup agreements, (iv) the paragraphs related to short sales, stabilization, syndicate covering transactions and penalty bids and (v) the statement regarding the affiliation of Lehman Brothers Inc. with a lender under the Credit Facility constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, severally and jointly, and the Underwriters severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which one or more of the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the Partnership Parties and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Pacific Entities. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriters and the Partnership shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by written notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the Offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Pacific Entities or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Research Independence.    In addition, the Partnership acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters' investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        13.    No fiduciary duty.    Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Partnership Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Partnership Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Underwriting Agreement to the contrary, you acknowledge that the Underwriters may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

        14.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the c/o Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588) with a copy, in the case of any notice pursuant to Section 7, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019 (Fax: 212-526-0943) and Citigroup Global Markets Inc. General Counsel (Fax: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Lynn T. Wood, Pacific Energy Partners, L.P., 5900 Cherry Avenue, Long Beach, California 90805 (fax no. (562) 728-2318).

        15.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        16.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        17.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        18.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        19.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Base Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus..

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 134", "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

        20.    Entire Agreement.    This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject mater hereof and supersedes all other prior and contemporaneous agreements and understandings, whether oral and written, of the parties in connection therewith.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,
PACIFIC ENERGY PARTNERS, L.P.
By:	Pacific Energy GP, LP, its general partner
By:	Pacific Energy Management LLC, its general partner
		By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer
PACIFIC ENERGY GROUP LLC
By:	Pacific Energy Partners, L.P., its sole member
	By:	Pacific Energy GP, LP, its general partner
		By:	Pacific Energy Management LLC, its general partner
		By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer
PEG CANADA GP LLC
By:	Pacific Energy Partners, L.P., its sole member
	By:	Pacific Energy GP, LP, its general partner
		By:	Pacific Energy Management LLC, its general partner
		By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer
PEG CANADA, L.P.
By:	PEG Canada GP LLC, Its general partner
	By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer
Accepted in New York, New York as of the date first above written on behalf of ourselves and each of the several Underwriters named in Schedule I hereto.
By:	LEHMAN BROTHERS INC.
By:	/s/ MICHAEL CANNON
By:	CITIGROUP GLOBAL MARKETS INC.
By:	/s/ ABHAY PANDE

SCHEDULE 1

PACIFIC ENERGY PARTNERS, L.P.

Underwriters	Number of Firm Units to be Purchased
Lehman Brothers Inc.	1,001,000
Citigroup Global Markets Inc.	1,001,000
UBS Securities LLC	637,000
Wachovia Capital Markets, LLC	637,000
A.G. Edwards & Sons, Inc.	409,500
RBC Capital Markets Corporation	364,000
Raymond James and Associates, Inc.	250,250
KeyBanc Capital Markets, a division of McDonald Investments Inc.	250,250
TOTAL:	4,550,000

SCHEDULE 2

Underwriting Agreement dated September 8, 2005

Registration Statement No. 333-107609

Title, Purchase Price and Description of Units:

          Title: Common Units

          Number of Firm Units to be sold by the Partnership: 4,550,000

          Price to Public per Unit: $32.00

          Price to Public—total: $145,600,000

          Underwriting Discount per Unit: $1.36

          Underwriting Discount—total: $6,188,000

          Proceeds to Partnership per Unit: $30.64

          Proceeds to Partnership—total: $139,412,000

Closing Date, Time and Location:	September 14, 2005 at 9:00 a.m. New York time at the offices of Vinson & Elkins L.L.P., New York City.
Date referred to in Section 5(f) after which the Partnership Parties may offer or sell securities issued or guaranteed by the Partnership without the consent of the Underwriters:	December 7, 2005

EXHIBIT A

Foreign Qualification

Pacific Energy Management LLC, a Delaware limited liability company

California
Wyoming
Colorado
Montana
Utah

Pacific Energy GP, LP, a Delaware limited partnership

California

Pacific Energy Partners, L.P., a Delaware limited partnership

California

Pacific Energy Group LLC, a Delaware limited liability company

California
Colorado
Montana
Utah
Wyoming

Pacific Terminals LLC, a Delaware limited liability company

California

Pacific Pipeline System LLC, a Delaware limited liability company

California

Pacific Marketing and Transportation LLC, a Delaware limited liability company

California
Colorado
Montana
Utah
Wyoming

Ranch Pipeline LLC, a Delaware limited liability company

Montana
Utah
Wyoming

Rocky Mountain Pipeline System LLC, a Delaware limited liability company

Colorado
Montana
Utah
Wyoming

PEG Canada LLC, a Delaware limited liability company

California

PEG Canada, L.P., a Delaware limited partnership

California

Rangeland Pipeline Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia

Alberta, Canada

Aurora Pipeline Company Ltd., a corporation incorporated pursuant to the laws of Canada

Alberta, Canada

Rangeland Partnership, a general partnership formed under the laws of the Province of Alberta

Alberta, Canada

Rangeland Northern Pipeline Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia

Alberta, Canada

Rangeland Marketing Company, an unlimited liability company incorporated pursuant to the laws of the Province of Nova Scotia

Alberta, Canada

EXHIBIT B

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of Common Units representing limited partnership interests (the "Common Units"), of Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and that the Underwriters propose to reoffer the Common Units to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units (other than to a Pacific Entity or to an affiliate of the General Partner provided such affiliate agrees to be bound by the provisions of this letter agreement) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering, other than Common Units disposed of as bona fide gifts approved by Lehman Brothers Inc. and Citigroup Global Markets Inc., it being understood that no offers, sales, pledges or other dispositions permitted by Section 5(f) of the Underwriting Agreement shall be deemed to be a violation of this Lock-Up Letter Agreement.

        In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from the obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Dated:

QuickLinks

  Exhibit 1.1
SCHEDULE 1 PACIFIC ENERGY PARTNERS, L.P.
SCHEDULE 2
EXHIBIT A Foreign Qualification
EXHIBIT B LOCK-UP LETTER AGREEMENT